         REPORT OF INDEPENDENT AUDITORS ON FINANCIAL STATEMENT SCHEDULE



To the Shareholders and Board of Directors of Vianet Technologies, Inc. and Subsidiaries


Our audits of the consolidated financial statements referred to in our report dated March 24, 2000, included an audit of the related financial statement schedule as of December 31, 1999 and 1998. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financials statements.





                                               /s/ EDWARD ISAACS & COMPANY LLP





New York, New York
March 24, 2000

                    VIANET TECHNOLGIES, INC. AND SUBSIDIARIES


                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                  FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE
             PERIOD MARCH 28, 1998 (INCEPTION) TO DECEMBER 31, 1998


                                        Column A                   Column C              Column D       Column E

                                                                   Additions
                                                        --------------------------
                                       Balance at       Charged to      Charged to                       Balance at
                                        Beginning        Costs and         Other                           End of
                                        of Period        Expenses      Accounts (1)      Deductions        Period
                                       ----------       ----------     ------------      ----------      ----------
Description

Valuation Allowance - Note
   Receivable - Develcon
   Electronics, Ltd.

Period from March 28, 1998
   (Inception) to December 31,
   1998                                    $     -         $     -       $     -             $     -      $     -
                                           =======         =======       =======             =======      =======

Year ended December 31,
   1999                                    $     -         $     -       $ 1,000,000         $     -      $ 1,000,000
                                           =======         =======       ===========         =======      ===========



(1) Valuation allowance on note receivable which was received as consideration for sale of discontinued operation. Charged to loss on disposal of discontinued operation.